UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

DERMAXAR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51163	98-0547993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Mowat Avenue, Suite 535 Toronto, Ontario, Canada	M6K 3E3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 657-3456

Euoko Group Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 31, 2010, we effected a six (6) for one (1) share consolidation of our authorized and issued and outstanding common stock. As a result, our authorized capital decreased from 130,000,000 shares of common stock to 21,666,666 shares of common stock and our issued and outstanding shares of common stock decreased from 35,100,000 shares of common stock to 5,850,000 shares of common stock, all with a par value of $0.001.

Also effective December 31, 2010, we have changed our name from “Euoko Group Inc.” to “Dermaxar Inc.” by way of a merger with our wholly-owned subsidiary Dermaxar Inc., which was formed solely for the change of name.

Item 7.01	Regulation FD Disclosure

The name change and share consolidation has become effective with the Over-the-Counter Bulletin Board at the opening of trading on December 31, 2010 under our new symbol “DRMX”. Our new CUSIP number is 24983W100.

Item 9.01	Financial Statements and Exhibits

3.01	Articles of Merger

3.02	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMAXAR INC.

/s/ “Brandon Trauxe”
Brandon Truaxe
President and Director

Date: December 31, 2010